UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 12, 2008

MAINSTREET FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

United States	000-52298	20-1867479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

629 W. State Street, Hastings, Michigan	49058-1643
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (269) 945-9561

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operation and Financial Condition.

    On February 12, 2008, we concluded that a valuation allowance should be established to reduce our net deferred tax asset at December 31, 2007 to zero. Based on higher than expected operating losses in 2007 and the continued difficult economic environment affecting our market, we are no longer able to conclude that it is more likely than not we will realize the benefit of the deferred tax assets we have recorded in the reasonably near term. Accordingly, as required by Generally Accepted Accounting Principles, we will record a valuation allowance of approximately $650,000 in the fourth quarter of 2007 that will reduce our net deferred tax asset, including the value of net operating loss carryforwards, to zero at December 31, 2007.

    This non-cash charge will increase our net loss for the year ended December 31, 2007, and will decrease shareholder’s equity at year-end. It will not, however, affect our regulatory capital, because net deferred tax assets not supported by taxes paid and recoverable are not included in regulatory capital.

    Our results of operations for the year ended December 31, 2007 will be reported upon the filing of our Form 10-KSB on or before March 31, 2008.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MAINSTREET FINANCIAL CORPORATION

Date: February 13, 2008	By: /s/ David L. Hatfield David L. Hatfield President and Chief Executive Officer